Exhibit 99.1

News Release

PartnerRe Ltd. Reports Third Quarter and Nine Month 2014 Results

•	Third Quarter Operating Earnings per share of $4.47; Net Income per share of $3.60

•	Third Quarter Annualized Operating ROE of 16.4%; Annualized Net Income ROE of 13.2%

•	Nine Month Operating Earnings per share of $10.42; Net Income per share of $14.26

•	Nine Month Annualized Operating ROE of 12.7%; Annualized Net Income ROE of 17.4%

•	Book Value of $121.95 per share, up 2.5% for the quarter and up 11.6% year-to-date

•	Tangible Book Value of $110.75 per share, up 2.7% for the quarter and up 12.4% year-to-date
PEMBROKE, Bermuda, October 27, 2014 — PartnerRe Ltd. (NYSE: PRE) today reported net income of $182.2 million, or $3.60 per share for the third quarter of 2014. This includes net after-tax realized and unrealized losses on investments of $35.4 million, or $0.70 per share. Net income for the third quarter of 2013 was $319.2 million, or $5.84 per share, including net after-tax realized and unrealized losses on investments of $1.3 million, or $0.03 per share. The Company reported operating earnings of $226.7 million, or $4.47 per share, for the third quarter of 2014. This compares to operating earnings of $311.2 million, or $5.70 per share, for the third quarter of 2013.
Net income for the first nine months of 2014 was $735.5 million, or $14.26 per share. This includes net after-tax realized and unrealized gains on investments of $204.1 million, or $3.95 per share. Net income for the first nine months of 2013 was $339.4 million, or $5.93 per share, including net after-tax realized and unrealized losses on investments of $219.0 million, or $3.83 per share. Operating earnings for the first nine months of 2014 were $537.1 million, or $10.42 per share. This compares to operating earnings of $564.3 million, or $9.86 per share, for the first nine months of 2013.
Operating earnings or loss excludes certain net after-tax realized and unrealized investment gains and losses, net after-tax foreign exchange gains and losses, certain net after-tax interest in results of equity method investments and the loss on redemption of preferred shares, and is calculated after the payment of preferred dividends. All references to per share amounts in the text of this press release are on a fully diluted basis.
Commenting on results, PartnerRe President & Chief Executive Officer Costas Miranthis said, “I am very pleased with our third quarter results. While the absence of major catastrophe losses and the continued favorable reserve development were important factors in our operating performance, the foundation of these results is our seasoned diversified portfolio. Our strong operating results allowed us to absorb some volatility in investment markets and continue on our path of compounding book value per share.”

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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Mr. Miranthis added, “There has been no change in our view of the current competitive environment. We continue to see current conditions as challenging, but we are confident in our ability to identify opportunities to create value for our shareholders over the long-term.”
Highlights for the third quarter and first nine months of 2014 compared to the same periods in 2013 include:
Results of operations:

•
For the third quarter, net premiums written of $1.3 billion were up 6%, or 5% on a constant foreign exchange basis. The increase was driven by the Life and Health segment and the Global Specialty Non-life sub-segment. The increase was primarily driven by PartnerRe Health's accident and health business and new business in the mortality and longevity lines in the Life and Health segment and new business written at the January 1 renewals across multiple lines of business in the Global Specialty Non-life sub-segment. These increases were partially offset by decreases in the North America and Catastrophe Non-life sub-segments. For the first nine months of 2014, net premiums written of $4.5 billion were up 7%, or 6% on a constant foreign exchange basis. The increase was driven by the same factors describing the third quarter and new business written at the January 1 renewals across multiple lines of business in the North America Non-life sub-segment. These increases were partially offset by decreases in the Catastrophe and Global (Non-U.S.) P&C Non-life sub-segments.

•
For the third quarter, net premiums earned of $1.6 billion were up 10%, or 8% on a constant foreign exchange basis. The increase was primarily driven by PartnerRe Health's accident and health business and new business in the mortality and longevity lines in the Life and Health segment and the earning of new business written in 2013 and 2014 in the Global Specialty Non-life sub-segment. These increases were partially offset by a decrease in the Catastrophe Non-life sub-segment. For the first nine months of 2014, net premiums earned of $4.2 billion were up 10%, or 9% on a constant foreign exchange basis. The increase was primarily due to the same factors describing the third quarter and increases in the North America and Global (Non-U.S.) P&C Non-life sub-segments. These increases were partially offset by a decrease in the Catastrophe Non-life sub-segment.

•
For the third quarter, the Non-life combined ratio was 84.2%. The combined ratio benefited from favorable prior year development of 13.5 points (or $166 million). All Non-life sub-segments experienced net favorable development from prior accident years during the third quarter. For the first nine months of 2014, the Non-life combined ratio was 86.4%. The combined ratio benefited from favorable prior year development of 15.1 points (or $491 million). All Non-life sub-segments experienced net favorable development from prior accident years during the first nine months of 2014.

•	For the third quarter, net investment income of $118 million was down 3%, or 4% on a constant foreign exchange basis, primarily driven by lower reinvestment rates. For the first nine months of

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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2014, net investment income of $365 million was down 1%, or 2% on a constant foreign exchange basis, primarily reflecting lower reinvestment rates, partially offset by various factors.

•
For the third quarter, pre-tax net realized and unrealized investment losses were $34 million, primarily reflecting a modest widening of credit spreads. For the first nine months of 2014, pre-tax realized and unrealized investment gains were $273 million, primarily reflecting decreases in risk-free interest rates and improvements in worldwide equity markets.

•
For the third quarter, the effective tax rate on operating earnings and non-operating earnings was 8.1% and (116.9)%, respectively. For the first nine months of 2014, the effective tax rate on operating earnings and non-operating earnings was 12.4% and 34.1%, respectively.

Balance sheet and capitalization:

•	Total investments, cash and funds held – directly managed were $17.5 billion at September 30, 2014, comparable to December 31, 2013.

•	Net Non-life loss and loss expense reserves were $10.0 billion at September 30, 2014, down 4% compared to December 31, 2013.

•	Net policy benefits for life and annuity contracts were $2.1 billion at September 30, 2014, up 6% compared to December 31, 2013.

•
Total capital was $7.8 billion at September 30, 2014, up 4% compared to December 31, 2013 primarily driven by net income for the first nine months of 2014, which was partially offset by share repurchases and common and preferred dividend payments.

•
The Company repurchased approximately 0.5 million common shares at a total cost of approximately $55 million during the third quarter of 2014. The average repurchase price of $108.36 per share represents a 9% discount to the diluted book value per share at June 30, 2014. Since October 1, 2014, the Company has repurchased 450 thousand common shares at a total cost of approximately $50 million. As of October 27, 2014, approximately 4.5 million common shares remained under the current repurchase authorization.

•
Total shareholders’ equity attributable to PartnerRe was $7.0 billion at September 30, 2014, up 5% compared to December 31, 2013. The increase was driven by the same factors described above for total capital.

•
Book value per common share was $121.95 at September 30, 2014, a record high for PartnerRe, up 11.6% compared to $109.26 at December 31, 2013. Tangible book value per common share was $110.75 at September 30, 2014, up 12.4% compared to $98.49 at December 31, 2013. The increases were primarily driven by net income and the accretive impact of share repurchases, which was partially offset by common and preferred dividend payments.

Segment and sub-segment highlights for the third quarter and first nine months of 2014 compared to the same periods in 2013 include:

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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Non-life:

•
For the third quarter, the Non-life segment’s net premiums written were down 1%. The decrease was reported in the North America and Catastrophe sub-segments and was partially offset by an increase in the Global Specialty sub-segment. For the first nine months of 2014, the Non-life segment’s net premiums written were up 3%, or 2% on a constant foreign exchange basis. The increase was reported in the North America and Global Specialty sub-segments and was partially offset by decreases in the Catastrophe and Global (Non-U.S.) P&C sub-segments.

•
For the third quarter, the North America sub-segment’s net premiums written were down 9% primarily driven by the restructuring of a large treaty and lower premium adjustments in the agriculture line of business and cancellations in the structured property line of business. These increases were partially offset by new business written in the motor and credit/surety lines of business at the January 1, 2014 renewals. This sub-segment reported a technical ratio of 83.1%, which included 19.5 points (or $83 million) of net favorable prior year loss development. For the first nine months of 2014, the North America sub-segment’s net premiums written were up 6%, or 7% on a constant foreign exchange basis, primarily due to new business in the credit/surety, agriculture, multi-line and motor lines of business. These increases were partially offset by cancellations and non-renewals in the property and structured property lines of business. This sub-segment reported a technical ratio of 87.7%, which included 14.7 points (or $175 million) of net favorable prior year loss development.

•
For the third quarter, the Global (Non-U.S.) P&C sub-segment’s net premiums written were up 5%, or 3% on a constant foreign exchange basis, primarily due to an increased participation on an existing motor treaty and, to a lesser extent, new business in the motor line of business. These increases were partially offset by cancellations in the property line of business. This sub-segment reported a technical ratio of 88.7%, which included 14.6 points (or $29 million) of net favorable prior year loss development. For the first nine months of 2014, the Global (Non-U.S.) P&C sub-segment’s net premiums written were down 1%, or 2% on a constant foreign exchange basis, primarily driven by cancellations due to pricing, increased retentions, and share decreases in the property line of business. This sub-segment reported a technical ratio of 84.7%, which included 18.7 points (or $106 million) of net favorable prior year loss development.

•
For the third quarter, the Global Specialty sub-segment’s net premiums written were up 10%, or 9% on a constant foreign exchange basis, primarily due to new business written in prior periods and increases in January 1 renewed premiums in the agriculture and multi-line lines of business. This sub-segment reported a technical ratio of 85.8%, which included 11.4 points (or $51 million) of net favorable prior year loss development. For the first nine months of 2014, the Global Specialty sub-segment’s net premiums written were up 8%, or 7% on a constant foreign exchange basis, primarily due to the same factors describing the increases in the third quarter. These increases were partially offset by a decrease in the marine and energy lines of business primarily due to cancellations in prior periods and lower premium adjustments in the engineering line of business. This sub-segment reported a technical ratio of 85.5%, which included 14.9 points (or $179 million) of net favorable prior year loss development.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

•
For the third quarter, the Catastrophe sub-segment’s net premiums written were down 24%, or 25% on a constant foreign exchange basis, primarily due to cancellations, non-renewals and share decreases. This sub-segment reported a technical ratio of 36.9%, which included 8.2 points (or $13 million) of net adverse prior quarter loss development on events that occurred in the first half of 2014, and 1.7 points (or $3 million) of net favorable prior year loss development. For the first nine months of 2014, the Catastrophe sub-segment’s net premiums written were down 15%, or 14% on a constant foreign exchange basis, primarily due to the same factors describing the third quarter and due to the impact of reinstatement premiums recorded in 2013 related to the European and Canadian floods. This sub-segment reported a technical ratio of 24.4%, which included 10.4 points (or $31 million) of net favorable prior year loss development.

Life and Health:

•
For the third quarter, the Life and Health segment’s net premiums written were up 39%, or 34% on a constant foreign exchange basis. The increase was primarily driven by PartnerRe Health’s accident and health line of business and new business in the mortality and longevity lines of business. For the first nine months of 2014, the Life and Health segment’s net premiums written were up 28%, or 25% on a constant foreign exchange basis, primarily due to the same factors describing the third quarter.

•
For the third quarter, the Life and Health segment’s allocated underwriting result, which includes allocated investment income and operating expenses, decreased to $20 million compared to $25 million in the same period of 2013. This decrease was primarily due to a lower level of net favorable prior year loss development, which was partially offset by increased profitability from the PartnerRe Health business. For the first nine months of 2014, the Life and Health segment’s allocated underwriting result decreased to $52 million compared to $60 million in the same period of 2013 primarily due to the same factors describing the third quarter.

Corporate and Other:

•
For the third quarter, investment activities contributed income of $75 million to pre-tax net income, excluding investment income allocated to the Life and Health segment. Of this amount, income of $104 million was included in pre-tax operating earnings and a loss of $29 million related to net realized and unrealized losses on investments and earnings from equity method investee companies was included in pre-tax non-operating losses. For the first nine months of 2014, investment activities contributed income of $612 million to pre-tax net income, excluding investment income allocated to the Life and Health segment. Of this amount, income of $322 million was included in pre-tax operating earnings and income of $290 million related to net realized and unrealized gains on investments and earnings from equity method investee companies was included in pre-tax non-operating earnings.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

Separately, as announced by the Company earlier today, the Board of Directors declared a quarterly dividend of $0.67 per common share. The dividend will be payable on December 1, 2014 to common shareholders of record on November 20, 2014.
The Company has posted its third quarter 2014 financial supplement on its website www.partnerre.com in the Financial Information section of the Investor Relations page under Supplementary Financial Data, which includes a reconciliation of GAAP and non-GAAP measures.
The Company will hold a dial-in conference call and question and answer session with investors at 10 a.m. Eastern tomorrow, October 28. Investors and analysts are encouraged to call in 15 minutes prior to the commencement of the call. The conference call can be accessed by dialing (866)-575-6539 or, from outside the United States, by dialing (913)-312-0867. The media are invited to listen to the call live over the Internet on the Investor Relations section of PartnerRe’s web site, www.partnerre.com. To listen to the webcast, please log on to the broadcast at least five minutes prior to the start.

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Net income/loss per share is defined as net income/loss attributable to PartnerRe common shareholders divided by the weighted average number of fully diluted shares outstanding for the period. Net income/loss attributable to PartnerRe common shareholders is defined as net income/loss attributable to PartnerRe less preferred dividends and loss on redemption of preferred shares.
Operating earnings/loss is defined as net income/loss available to PartnerRe common shareholders excluding certain after-tax net realized and unrealized gains/losses on investments, after-tax net foreign exchange gains/losses, the loss on redemption of preferred shares and certain after-tax interest in earnings/losses of equity method investments. Operating earnings/loss per share is defined as operating earnings/loss divided by the weighted average number of fully diluted shares outstanding for the period.
The Company uses operating earnings, diluted operating earnings per share and annualized operating return on beginning diluted book value per common and common share equivalents outstanding to measure performance, as these measures focus on the underlying fundamentals of our operations without the impact of after-tax net realized and unrealized gains/losses on investments (except where the Company has made a strategic investment in an insurance or reinsurance related investee), after-tax net foreign exchange gains/losses, and the after-tax interest in earnings/losses of equity method investments (except where the Company has made a strategic investment in an insurance or reinsurance related investee and where the Company does not control the investees activities).
The Company uses technical ratio and technical result as measures of underwriting performance. The technical ratio is defined as the sum of the loss and acquisition ratios. These metrics exclude other operating expenses.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

The Company also uses combined ratio to measure results for the Non-life segment. The combined ratio is the sum of the technical and other operating expense ratios.
The Company uses allocated underwriting result as a measure of underwriting performance for its Life and Health operations. This metric is defined as net premiums earned, other income or loss and allocated net investment income less life policy benefits, acquisition costs and other operating expenses.
The Company uses total capital, which is defined as total shareholders’ equity attributable to PartnerRe, long-term debt, senior notes and CENts, to manage the capital structure of the Company.
The Company calculates Tangible Book Value using common shareholders’ equity attributable to PartnerRe less goodwill and intangible assets, net of tax. The Company calculates Diluted Tangible Book Value per Common Share using Tangible Book Value divided by the number of PartnerRe common shares and common share equivalents outstanding. The Company uses these measures as the basis for its prime measure of long-term financial performance (annualized growth in Diluted Tangible Book Value per Common Share plus dividends).

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PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. The Company, through its wholly owned subsidiaries, also offers capital markets products that include weather and credit protection to financial, industrial and service companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, multi-line and other lines in its Non-life operations, mortality, longevity and accident and health in its Life and Health operations, and alternative risk products. For the year ended December 31, 2013, total revenues were $5.5 billion. At September 30, 2014, total assets were $23.2 billion, total capital was $7.8 billion and total shareholders’ equity attributable to PartnerRe was $7.0 billion.
PartnerRe on the Internet: www.partnerre.com
Forward-looking statements contained in this press release are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, credit, interest, currency and other risks associated with the Company’s investment portfolio, adequacy of reserves, levels and pricing of new and renewal business achieved, changes in accounting policies, risks associated with implementing business strategies, and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

Contacts:	PartnerRe Ltd.	Sard Verbinnen & Co.
	(441) 292-0888	(212) 687-8080
	Investor Contact: Robin Sidders	Drew Brown/Daniel Goldstein
Media Contact: Celia Powell

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

PartnerRe Ltd.
Consolidated Statements of Operations and Comprehensive Income
(Expressed in thousands of U.S. dollars, except share and per share data)
(Unaudited)

	For the three months ended September 30, 2014	For the three months ended September 30, 2013	For the nine months ended September 30, 2014	For the nine months ended September 30, 2013
Revenues
Gross premiums written	$1,361,280	$1,281,477	$4,695,327	$4,378,944
Net premiums written	$1,342,690	$1,264,775	$4,499,849	$4,210,525
Decrease (increase) in unearned premiums	213,924	156,694	(336,384)	(433,740)
Net premiums earned	1,556,614	1,421,469	4,163,465	3,776,785
Net investment income	118,176	121,811	365,010	370,017
Net realized and unrealized investment (losses) gains	(34,420)	16,118	273,468	(260,154)
Other income	2,223	5,399	11,892	13,205
Total revenues	1,642,593	1,564,797	4,813,835	3,899,853
Expenses
Losses and loss expenses and life policy benefits	959,543	750,999	2,592,847	2,278,793
Acquisition costs	321,756	282,948	888,937	758,890
Other operating expenses (1)	108,615	108,467	327,149	369,340
Interest expense	12,241	12,233	36,719	36,694
Amortization of intangible assets	7,003	7,045	21,007	21,136
Net foreign exchange (gains) losses	(8,206)	1,279	(10,900)	9,822
Total expenses	1,400,952	1,162,971	3,855,759	3,474,675
Income before taxes and interest in earnings of equity method investments	241,641	401,826	958,076	425,178
Income tax expense	45,617	70,232	186,363	37,338
Interest in earnings of equity method investments	5,294	5,941	16,283	9,677
Net income	201,318	337,535	787,996	397,517
Net income attributable to noncontrolling interests	(4,920)	(4,112)	(9,914)	(5,296)
Net income attributable to PartnerRe	196,398	333,423	778,082	392,221
Preferred dividends	14,184	14,184	42,551	43,678
Loss on redemption of preferred shares	—	—	—	9,135
Net income attributable to PartnerRe common shareholders	$182,214	$319,239	$735,531	$339,408
Operating earnings attributable to PartnerRe common shareholders	$226,660	$311,184	$537,078	$564,328
Comprehensive income attributable to PartnerRe	$198,578	$347,740	$781,602	$375,597
Earnings and dividends per share data attributable to PartnerRe common shareholders:
Basic operating earnings	$4.58	$5.80	$10.64	$10.05
Net realized and unrealized investment (losses) gains, net of tax	(0.72)	(0.02)	4.05	(3.90)
Net foreign exchange (losses) gains, net of tax	(0.24)	0.10	(0.32)	(0.03)
Loss on redemption of preferred shares	—	—	—	(0.16)
Interest in earnings of equity method investments, net of tax	0.06	0.07	0.21	0.08
Basic net income	$3.68	$5.95	$14.58	$6.04
Weighted average number of common shares outstanding	49,514,980	53,671,245	50,461,749	56,176,260
Diluted operating earnings (1)	$4.47	$5.70	$10.42	$9.86
Net realized and unrealized investment (losses) gains, net of tax	(0.70)	(0.03)	3.95	(3.83)
Net foreign exchange (losses) gains, net of tax	(0.23)	0.10	(0.31)	(0.02)
Loss on redemption of preferred shares	—	—	—	(0.16)
Interest in earnings of equity method investments, net of tax	0.06	0.07	0.20	0.08
Diluted net income	$3.60	$5.84	$14.26	$5.93
Weighted average number of common shares and common share equivalents outstanding	50,681,325	54,625,151	51,566,134	57,217,561
Dividends declared per common share	$0.67	$0.64	$2.01	$1.92
(1) Expense and per share data, pre-tax, related to the restructuring of the Company's business support operations and Global Non-life operations:
Expense related to the restructuring	$3,360	$2,437	$5,015	$45,679
Expense per share data related to the restructuring	$0.07	$0.04	$0.10	$0.80

PartnerRe Ltd.
Consolidated Balance Sheets
(Expressed in thousands of U.S. dollars, except per share and parenthetical share and per share data)
(Unaudited)

	September 30,	December 31,
	2014	2013
Assets
Investments:
Fixed maturities, at fair value	$13,950,629	$13,593,303
Short-term investments, at fair value	37,016	13,546
Equities, at fair value	1,001,307	1,221,053
Other invested assets	299,260	320,981
Total investments	15,288,212	15,148,883
Funds held – directly managed	650,374	785,768
Cash and cash equivalents	1,519,287	1,496,485
Accrued investment income	171,050	185,717
Reinsurance balances receivable	2,974,668	2,465,713
Reinsurance recoverable on paid and unpaid losses	317,071	308,892
Funds held by reinsured companies	808,686	843,081
Deferred acquisition costs	707,481	644,952
Deposit assets	104,218	351,905
Net tax assets	5,029	14,133
Goodwill	456,380	456,380
Intangible assets	166,083	187,090
Other assets	38,804	149,296
Total assets	$23,207,343	$23,038,295
Liabilities
Unpaid losses and loss expenses	$10,264,001	$10,646,318
Policy benefits for life and annuity contracts	2,113,463	1,974,133
Unearned premiums	2,048,550	1,723,767
Other reinsurance balances payable	237,175	202,549
Deposit liabilities	71,857	328,588
Net tax liabilities	234,651	284,442
Accounts payable, accrued expenses and other	350,401	291,350
Debt related to senior notes	750,000	750,000
Debt related to capital efficient notes	70,989	70,989
Total liabilities	16,141,087	16,272,136
Shareholders’ Equity
Common shares (par value $1.00; issued: 2014, 87,141,960 shares; 2013, 86,657,045 shares)	87,142	86,657
Preferred shares (par value $1.00; issued and outstanding: 2014 and 2013, 34,150,000 shares; aggregate liquidation value: 2014 and 2013, $853,750)	34,150	34,150
Additional paid-in capital	3,936,396	3,901,627
Accumulated other comprehensive loss	(8,718)	(12,238)
Retained earnings	6,040,875	5,406,797
Common shares held in treasury, at cost (2014, 37,794,611 shares; 2013, 34,213,611 shares)	(3,075,865)	(2,707,461)
Total shareholders’ equity attributable to PartnerRe	7,013,980	6,709,532
Noncontrolling interests	52,276	56,627
Total shareholders’ equity	7,066,256	6,766,159
Total liabilities and shareholders’ equity	$23,207,343	$23,038,295
Diluted Book Value Per Common Share and Common Share Equivalents Outstanding (1) (2)	$121.95	$109.26
Diluted Tangible Book Value Per Common Share and Common Share Equivalents Outstanding (1) (2)	$110.75	$98.49
Number of Common Shares and Common Share Equivalents Outstanding (2)	50,513,695	53,596,034

(1)	Excludes the aggregate liquidation value of preferred shares (2014 and 2013, $853,750) and noncontrolling interests (2014, $52,276; 2013, $56,627).

(2)	Common share and common share equivalents outstanding are calculated using the Treasury Method for all potentially dilutive shares.

PartnerRe Ltd.
Segment Information
(Expressed in millions of U.S. dollars)
(Unaudited)

	For the three months ended September 30, 2014
	North America	Global (Non-U.S.) P&C	Global Specialty	Catastrophe	Total Non-life segment	Life and Health segment	Corporate and Other	Total
Gross premiums written	$372	$162	$432	$59	$1,025	$336	$—	$1,361
Net premiums written	$372	$164	$428	$55	$1,019	$325	$(1)	$1,343
Decrease in unearned premiums	52	38	20	98	208	6	—	214
Net premiums earned	$424	$202	$448	$153	$1,227	$331	$(1)	$1,557
Losses and loss expenses and life policy benefits	(247)	(123)	(279)	(39)	(688)	(272)	—	(960)
Acquisition costs	(106)	(56)	(105)	(17)	(284)	(38)	—	(322)
Technical result	$71	$23	$64	$97	$255	$21	$(1)	$275
Other (loss) income					(1)	2	1	2
Other operating expenses					(62)	(17)	(29)	(108)
Underwriting result					$192	$6	n/a	$169
Net investment income						14	104	118
Allocated underwriting result (1)						$20	n/a	n/a
Net realized and unrealized investment losses							(34)	(34)
Interest expense							(12)	(12)
Amortization of intangible assets							(7)	(7)
Net foreign exchange gains							8	8
Income tax expense							(46)	(46)
Interest in earnings of equity method investments							5	5
Net income							n/a	$201
Loss ratio (2)	58.2%	61.1%	62.3%	25.2%	56.1%
Acquisition ratio (3)	24.9	27.6	23.5	11.7	23.1
Technical ratio (4)	83.1%	88.7%	85.8%	36.9%	79.2%
Other operating expense ratio (5)					5.0
Combined ratio (6)					84.2%
	For the three months ended September 30, 2013
	North America	Global (Non-U.S.) P&C	Global Specialty	Catastrophe	Total Non-life segment	Life and Health segment	Corporate and Other	Total
Gross premiums written	$409	$157	$396	$79	$1,041	$235	$5	$1,281
Net premiums written	$408	$157	$389	$72	$1,026	$234	$5	$1,265
Decrease (increase) in unearned premiums	17	38	(7)	99	147	9	—	156
Net premiums earned	$425	$195	$382	$171	$1,173	$243	$5	$1,421
Losses and loss expenses and life policy benefits	(197)	(90)	(228)	(42)	(557)	(195)	1	(751)
Acquisition costs	(101)	(50)	(92)	(16)	(259)	(24)	—	(283)
Technical result	$127	$55	$62	$113	$357	$24	$6	$387
Other income					2	3	—	5
Other operating expenses					(62)	(17)	(29)	(108)
Underwriting result					$297	$10	n/a	$284
Net investment income						15	107	122
Allocated underwriting result (1)						$25	n/a	n/a
Net realized and unrealized investment gains							16	16
Interest expense							(12)	(12)
Amortization of intangible assets							(7)	(7)
Net foreign exchange losses							(1)	(1)
Income tax expense							(70)	(70)
Interest in earnings of equity method investments							6	6
Net income							n/a	$338
Loss ratio (2)	46.3%	46.0%	59.8%	24.5%	47.5%
Acquisition ratio (3)	23.9	25.7	24.0	9.0	22.1
Technical ratio (4)	70.2%	71.7%	83.8%	33.5%	69.6%
Other operating expense ratio (5)					5.3
Combined ratio (6)					74.9%

(1)	Allocated underwriting result is defined as net premiums earned, other income or loss and allocated net investment income less life policy benefits, acquisition costs and other operating expenses.

(2)	Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.

(3)	Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.

(4)	Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.

(5)	Other operating expense ratio is obtained by dividing other operating expenses by net premiums earned.

(6)	Combined ratio is defined as the sum of the technical ratio and the other operating expense ratio.

PartnerRe Ltd.
Segment Information
(Expressed in millions of U.S. dollars)
(Unaudited)

	For the nine months ended September 30, 2014
	North America	Global (Non-U.S.) P&C	Global Specialty	Catastrophe	Total Non-life segment	Life and Health segment	Corporate and Other	Total
Gross premiums written	$1,302	$682	$1,348	$412	$3,744	$951	$—	$4,695
Net premiums written	$1,291	$672	$1,250	$370	$3,583	$918	$(1)	$4,500
Increase in unearned premiums	(99)	(104)	(42)	(78)	(323)	(14)	—	(337)
Net premiums earned	$1,192	$568	$1,208	$292	$3,260	$904	$(1)	$4,163
Losses and loss expenses and life policy benefits	(747)	(319)	(749)	(38)	(1,853)	(740)	—	(2,593)
Acquisition costs	(299)	(162)	(283)	(34)	(778)	(111)	—	(889)
Technical result	$146	$87	$176	$220	$629	$53	$(1)	$681
Other income					1	6	5	12
Other operating expenses					(187)	(52)	(88)	(327)
Underwriting result					$443	$7	n/a	$366
Net investment income						45	320	365
Allocated underwriting result (1)						$52	n/a	n/a
Net realized and unrealized investment gains							273	273
Interest expense							(36)	(36)
Amortization of intangible assets							(21)	(21)
Net foreign exchange gains							11	11
Income tax expense							(186)	(186)
Interest in earnings of equity method investments							16	16
Net income							n/a	$788
Loss ratio (2)	62.6%	56.2%	62.1%	12.9%	56.8%
Acquisition ratio (3)	25.1	28.5	23.4	11.5	23.9
Technical ratio (4)	87.7%	84.7%	85.5%	24.4%	80.7%
Other operating expense ratio (5)					5.7
Combined ratio (6)					86.4%
	For the nine months ended September 30, 2013
	North America	Global (Non-U.S.) P&C	Global Specialty	Catastrophe	Total Non-life segment	Life and Health segment	Corporate and Other	Total
Gross premiums written	$1,228	$690	$1,253	$478	$3,649	$722	$8	$4,379
Net premiums written	$1,215	$682	$1,159	$433	$3,489	$715	$7	$4,211
Increase in unearned premiums	(99)	(152)	(68)	(97)	(416)	(17)	(1)	(434)
Net premiums earned	$1,116	$530	$1,091	$336	$3,073	$698	$6	$3,777
Losses and loss expenses and life policy benefits	(682)	(263)	(697)	(81)	(1,723)	(558)	2	(2,279)
Acquisition costs	(253)	(134)	(257)	(33)	(677)	(82)	—	(759)
Technical result	$181	$133	$137	$222	$673	$58	$8	$739
Other income					3	9	1	13
Other operating expenses					(189)	(52)	(128)	(369)
Underwriting result					$487	$15	n/a	$383
Net investment income						45	325	370
Allocated underwriting result (1)						$60	n/a	n/a
Net realized and unrealized investment losses							(260)	(260)
Interest expense							(37)	(37)
Amortization of intangible assets							(21)	(21)
Net foreign exchange losses							(10)	(10)
Income tax expense							(37)	(37)
Interest in earnings of equity method investments							10	10
Net income							n/a	$398
Loss ratio (2)	61.1%	49.7%	63.9%	24.2%	56.1%
Acquisition ratio (3)	22.7	25.2	23.6	9.7	22.0
Technical ratio (4)	83.8%	74.9%	87.5%	33.9%	78.1%
Other operating expense ratio (5)					6.1
Combined ratio (6)					84.2%